EXHIBIT 10.1
                                                                    ------------

                      SUBORDINATED NOTE PURCHASE AGREEMENT

            THIS SUBORDINATED NOTE PURCHASE AGREEMENT, (this "AGREEMENT") January 16, 2004 (the "EFFECTIVE DATE") is by and among GMX RESOURCES INC., an Oklahoma corporation (the "COMPANY"), and the noteholders listed on Schedule I attached hereto (together with their permitted successors and assigns, collectively, the "NOTEHOLDERS", whether one or more).

                        In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Noteholders agree and covenant as follows:


                                    ARTICLE I
                                DEFINITIONS, ETC.

                        SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in ANNEX A attached hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

                        SECTION 1.02. COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                        SECTION 1.03. OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision


                                   ARTICLE II
                                  SALE OF NOTES

                        SECTION 2.01. SENIOR SUBORDINATED NOTES. The Company will authorize the issue and sale of $1,000,000 aggregate principal amount of its 11% Senior Subordinated Notes (the "NOTES"). The Notes will be subordinate in right of payment to the Senior Debt pursuant to and in accordance with the subordination provisions set forth in that certain Intercreditor and Subordination Agreement of even date herewith, by and among the Company, Local Oklahoma Bank, and the

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Noteholders (the "SUBORDINATION AGREEMENT") . Subject to the terms and conditions of this Agreement, at the Closing provided for in ARTICLE III, the Company will issue and sell to the Noteholders, and the Noteholders will purchase from the Company, Notes in the principal amount specified opposite such Noteholders' names set forth in SCHEDULE A at the purchase price of 100% of the principal amount thereof. The Notes shall be substantially in the form set out in EXHIBIT 2.01, with such changes therefrom, if any, as may be approved by the Noteholders and the Company.


                                   ARTICLE III
                                     CLOSING

                        The sale and purchase of the Notes to be purchased by the Noteholders shall occur at the offices of Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, at 10:00 a.m., Central Standard time, at a closing (the "CLOSING") on January 16, 2004, or at such other place or on such other Business Day thereafter as may be agreed upon by the Company and the Noteholders. At the Closing, the Company will deliver to the Noteholders (a) the Notes to be purchased by such Noteholders, registered in each such Noteholder's name, against delivery by such Noteholders to the Company or its order of 100% of the principal amount of said Noteholder's Note set forth opposite such Noteholder's name set forth in SCHEDULE A; and (b) detachable Warrants to purchase 175,000 shares of the Company's common stock (provided, that the Noteholders hereby direct the Company to issue Warrants to purchase 37,500 of such 175,000 shares directly to Wilburn Coston Perryman (the "CONSULTANT") in consideration of consulting services provided by Perryman in connection with the transactions contemplated herein, with Warrants for the remaining 137,500 shares being issued to the Noteholders at the rate of 0.1375 shares for each dollar of principal amount of Note, rounded down to the nearest whole share), all pursuant to and in accordance with the terms and provisions of that certain Warrant Agreement of even date herewith, by and among the Company, as issuer, and the Noteholders, as holder of such Warrants (the "WARRANT AGREEMENT"). If at the Closing the Company shall fail to tender such Notes and Warrant to the Noteholders as provided above in this ARTICLE III, or any of the conditions specified in ARTICLE IV shall not have been fulfilled to the Noteholders' satisfaction, the Noteholders shall, at the Noteholders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment.


                                   ARTICLE IV
                              CONDITIONS TO CLOSING

                        SECTION 4.01. CONDITIONS TO NOTEHOLDERS' OBLIGATIONS. The Noteholders' obligation to purchase and pay for the Notes to be sold to the Noteholders at the Closing is subject to the fulfillment to the Noteholders' satisfaction, prior to or at the Closing, of the following conditions:

                        (a) DELIVERIES. The Noteholders shall have received the following agreements and instruments (together with this Agreement, collectively, the "TRANSACTION DOCUMENTS"), in such number of counterparts as the Noteholders may reasonably request, each dated the date of the Closing and duly executed by the Persons indicated below:

                                    (i) the Notes duly executed by the Company;


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                                    (ii) the Warrant Agreement duly executed by
                        the Company;

                                    (iii) the Warrants duly executed by the
                        Company;

                                    (iv) the Subordination Agreement duly
                        executed by the Senior Lender and the Company;

                                    (v) the Registration Rights Agreement duly
                        executed by the Company;

                                    (vi) an Officer's Certificate, dated the
                        date of the Closing, certifying that the conditions specified in SECTION 4.03 and SECTION 4.04 have been fulfilled;

                                    (vii) a certificate certifying as to the
                        resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Warrant, and the Agreement; and

                                    (viii) certificates of appropriate public
                        officials as to the corporate existence and good standing of, and the payment of all franchise taxes owing by, the Company in the State of Oklahoma.

                        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement and the other
Transaction Documents shall be correct when made and at the time of the Closing.

                        (c) PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement or the other Transaction Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SECTION 5.14) no Default or Event of Default shall have occurred and be continuing.

                        (d) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions, including, without limitation, the opinion of counsel to the Company, shall be satisfactory to the Noteholders and the Noteholders' counsel, and the Noteholders and the Noteholders' counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or such counsel may reasonably request.

                        (e) CONSENT OF LOCAL OKLAHOMA BANK AND FUNDING. The Subordination Agreement shall have been executed and delivered by the parties thereto, Local Oklahoma Bank shall have consented to the Company's entering into and performance of this Agreement, and the funds contemplated hereby shall have been advanced by the Noteholders and received by the Company.

                        SECTION 4.02. CONDITIONS TO COMPANY'S OBLIGATIONS. The Company's obligation to issue and sell the Notes to be purchased by the Noteholders at the Closing is subject to the fulfillment to the Company's satisfaction, prior to or at the Closing, of the following conditions:

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                        (a) CONSENT OF LOCAL OKLAHOMA BANK AND FUNDING. The
Subordination Agreement shall have been executed and delivered by the parties thereto, Local Oklahoma Bank shall have consented to the Company's entering into and performance of this Agreement, and the funds contemplated hereby shall have been advanced by the Noteholders and received by the Company.


                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                        The Company represents and warrants to the Noteholders that:

                        SECTION 5.01. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents and to perform the provisions hereof and thereof.

                        SECTION 5.02. AUTHORIZATION, ETC. This Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        SECTION 5.03. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

                        SECTION 5.04. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in

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connection with the execution, delivery or performance by the Company of this
Agreement or the other Transaction Documents.

                        SECTION 5.05. SUBSIDIARIES. The Company has two subsidiaries, Expedition Natural Resources Inc. and Endeavor Pipeline Inc.

                        SECTION 5.06 DISCLOSURE. The Company has disclosed to the Noteholders all facts material to the Company's business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations. Neither this Agreement, nor any schedule or Exhibit to this Agreement nor the Transaction Documents, nor any Schedule or Exhibit to any Transaction Document, nor any other statements, documents or certificates made or delivered in connection herewith or therewith by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. There is no fact which the Company has not disclosed to the Noteholders and its counsel in writing and of which the Company is aware which has resulted in, or could result in, a Material Adverse Change since September 30, 2003.

                        SECTION 5.07. LITIGATION. Except as disclosed in
SCHEDULE 5.07, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                        SECTION 5.08. OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                        SECTION 5.09. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

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                        SECTION 5.10. TITLE TO PROPERTY. The Company and its
Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in herein or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

                        SECTION 5.11. LICENSES, PERMITS, ETC. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of the Company,
(a) no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

                        SECTION 5.12. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                        SECTION 5.13. CAPITALIZATION. The authorized capital stock of the Company consists solely of 50,000,000 shares of $0.001 par common stock, of which 6,575,000 shares are issued and outstanding, and 500,000 shares of $0.001 par preferred stock, of which no shares are issued and outstanding.

                        SECTION 5.14. SECURITIES MATTERS. Other than offers to Accredited Investors, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Noteholders named in SCHEDULE A. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

                        SECTION 5.15. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing, (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use,

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except, in each case, such as could not reasonably be expected to result in a
Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


                                   ARTICLE VI
                        REPRESENTATIONS OF THE PURCHASER

                        SECTION 6.01. PURCHASE FOR INVESTMENT. Each Noteholder represents that it is acquiring its Note for its own account or for one of its separate accounts (or for the account of trusts for which it is trustee) for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to its right to dispose of its Note, or any part of any thereof held by it, if at some future time in its sole discretion it deems it advisable so to do. Each Noteholder hereby agrees that it will not sell, transfer or otherwise dispose of its Note in violation of the Securities Act.

                        SECTION 6.02. STATUS; NO REGISTRATION. Each Noteholder represents that it is an Accredited Investor. Each Noteholder acknowledges that the Notes have not been registered under the Securities Act, and that such Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                        SECTION 6.03. Each Noteholder has received a copy of the Company's most recent Form 10-K, Form 10-Q, Form 8-Ks (filed since the date of the Company's most recent Form 10-K) and proxy statement, and a copy of the Company's most recent press releases, and has carefully read and fully understands all matters set forth therein; provided, that neither this representation nor the information set forth therein shall limit or affect in any way the representations and warranties made by the Company pursuant to
Article V of this Agreement. Each Noteholder has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and has been given the opportunity to meet with the Company and its representatives and to have them answer any questions regarding the Company and this particular investment, and all such questions have been answered to his full satisfaction.

                        SECTION 6.04. Each Noteholder is aware that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement, of the Notes as an investment.

                        SECTION 6.05. Each Noteholder has received no representations from the Company, its officers, directors, control persons or agents, other than those contained in this Agreement and the other Transaction Documents. In making his decision to acquire the Notes he has relied solely upon his review of such documents and independent investigations made by him without assistance of the Company. The Company has made no representations or warranties to any Noteholder regarding the tax consequences of such Noteholder's investment in the Notes and Warrants. To the extent any of the information supplied to Noteholders contains forward-looking statements as defined in Section

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27A of the Securities Act, each Noteholder recognizes that there is no assurance that the forward-looking statements will occur as anticipated and that actual results could vary materially from such statements and that there are significant risks that the results will not occur as anticipated, which include all of the risks identified in the reports filed by the Company under the Exchange Act and the risks described in any written material delivered to the Noteholders in connection with this transaction.

                        SECTION 6.06. Each Noteholder which is a corporation, partnership, limited liability company or other entity has not been organized for the specific purpose of making an investment in the Notes.

                        SECTION 6.07. Each Noteholder recognizes that an investment in the Notes involves a high degree of risk, including the risks set forth in the Company's most recent annual report on Form 10-K, and including the risk that the Company may not be able to continue as a going concern.

                        SECTION 6.08. Each Noteholder acknowledges that the Company, its officers, directors, control persons and agents have relied and will rely upon such representations, warranties and covenants, and hereby agrees to indemnify and hold harmless the Company, its officers, directors, control persons and agents from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of a breach by such Noteholder of, and any reasonable costs and expenses (including attorneys' fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to a breach by such Noteholder of, any of the representations and warranties made by such Noteholder in this Article
VI. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.


                                   ARTICLE VII
                              PAYMENT OF THE NOTES

                        SECTION 7.01. PLACE OF PAYMENT. The Company will pay all sums becoming due to any Noteholders under any Transaction Document by the method and at the address specified for such purpose below such Noteholders' name in SCHEDULE A, or by such other method or at such other address as such Noteholders shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Noteholders shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to this SECTION 7.01.

                        SECTION 7.02. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that

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is due on a date other than a Business Day shall be made on the next succeeding
Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                        SECTION 7.03. OPTIONAL PREPAYMENTS OF NOTES. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an aggregate amount not less than $100,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest on such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this SECTION 7.03 not less than 5 Business Days and not more than 60 business days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

                        (b) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

                        (c) In the case of each prepayment of Notes pursuant to this ARTICLE VII, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.]

                        SECTION 7.04. PURCHASE OF NOTES. The Company will not, and will not permit any Subsidiary to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Subsidiary pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.


                                  ARTICLE VIII
                            INFORMATION AS TO COMPANY

                        SECTION 8.01. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each of the Noteholders:

                        (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of (i) the Company's quarterly report on form 10-Q for such quarter, certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

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                        (b) Within 90 days after the end of each fiscal year of
the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

                        (c) Promptly upon their becoming available, unless otherwise publicly available on the EDGAR system, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material.

                        (d) Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                        (e) Promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such

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liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

                        (f) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                        (g) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholders.

                        SECTION 8.02. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 8.01(a),
SECTION 8.01(B) or SECTION 8.01(C) shall be accompanied by a certificate of a Senior Financial Officer setting forth: (a) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.03 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

                        SECTION 8.03. INSPECTION. The Company shall permit the representatives of each Noteholders, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

                        The Company covenants that so long as any of the Notes are outstanding:

                        SECTION 9.01. COMPLIANCE WITH LAW; CONTRACTS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party, unless, in the good faith judgment of the Company, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

                        SECTION 9.02. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                        SECTION 9.03. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, if any loss, damage or destruction occurs with respect to any of the Company's or its Subsidiaries' properties, the Company will promptly make or cause to be made all repairs and replacements thereof, unless the Company shall determine in good faith that the failure to repair or replace such property could not reasonably be expected to have a Material Adverse Effect.

                        SECTION 9.04. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                        SECTION 9.05. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.


                                    ARTICLE X
                               NEGATIVE COVENANTS

                        The Company covenants that so long as any of the Notes are outstanding, without the consent of the Required Holders:

                        SECTION 10.01. RESTRICTIONS ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except:

                        (a) the Notes;

                        (b) Indebtedness outstanding under the Senior Debt;

                        (c) unsecured Indebtedness not exceeding $500,000 in the aggregate at any time.

                        SECTION 10.02. RESTRICTIONS ON LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

                        (a) Liens in favor of the Noteholders;

                        (b) Liens existing on the date hereof and described on
            SCHEDULE 10.02;

                        (c) encumbrances consisting of easements of ingress or
            egress over real property,
            where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, the Company;

                        (d) Liens for taxes or assessments or governmental
            charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of SECTION 9.04;

                        (e) any judgment lien in an amount in excess of
            $100,000, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                        (f) statutory liens of landlords and liens of carriers,
            warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

                        (g) Liens (other than liens created by section 4068 of
            ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation;

                        (h) Liens in favor of the any holders of the Senior
            Debt.

                        SECTION 10.03. FINANCIAL COVENANTS. The Company will not permit:

                        (a) its Fixed Charge Ratio to at any time be less than 1.1 to 1.0 for the most recent four (4) completed fiscal quarters of the Company;

                        (b) the ratio of its Senior Debt as of the end of the most recent fiscal quarter to EBITDA for the most recent four (4) completed fiscal quarters of the Company to be greater than 3.5 to 1.0;

                        (c) the ratio of its Total Debt as of the end of the most recent fiscal quarter to EBITDA for the most recent four (4) completed fiscal quarters of the Company to be greater than
                                    4.5 to 1.0; and

                        (d) its Tangible Net Worth to at any time be less than $15,000,000 during the first year of this Agreement commencing on the Effective Date, $16,000,000 during the second year of this Agreement, and $17,000,000 during the third year of this Agreement.

                        SECTION 10.04. RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly (a) make or pay any dividend or other distribution on any shares of the Company's capital stock (including any dividends payable in shares of capital stock), (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire such shares (other than the Warrants), or (c) any payments or other distributions in an amount in excess of $50,000 to the Company's shareholders.

                        SECTION 10.05. MERGER, CONSOLIDATION, ETC. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless (i) any successor to the Company assumes all of the Company's obligations under the Notes, this Agreement and the other Transaction Documents, (ii) no Event of Default exists prior to, or will exist as a result of, such transaction, and (iii) any such successor to the Company has an investment grade rating from a nationally reputable ratings agency.

                        SECTION 10.06. RESTRICTIONS ON ASSET SALES. The Company will not, and will not permit any Subsidiary to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except: (i) oil and gas sales in ordinary course of business; (ii) sales of assets in the aggregate of less than $100,000 in any year; and (iii) sales of assets pursuant to the terms of the Participation Agreement, effective December 5, 2003, between the Company and Penn Virginia Oil & Gas Corporation..

                        SECTION 10.07. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

                        SECTION 10.08. CHANGE IN BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business.


                                   ARTICLE XI
                              DEFAULT AND REMEDIES

                        SECTION 11.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                        (a) the Company defaults in the payment of any principal
            of or interest on any Note for more than ten Business Days after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                        (b) the Company defaults in the payment of any principal
            of or interest on the Senior Debt for more than ten Business Days after the same becomes due and payable; or

                        (c) the Company defaults in the performance of or
            compliance with any term contained in ARTICLE X; or

                        (d) the Company defaults in the performance of or
            compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 11.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and
            (ii) the Company receiving written notice of such default from any holder of a Note; or

                        (e) any representation or warranty made in writing by or
            on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                        (f) (i) the Company or any Subsidiary is in default (as
            principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $250,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $250,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $250,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                        (g) the Company or any Subsidiary (i) is generally not
            paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                        (h) a court or governmental authority of competent
            jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days.

                        SECTION 11.02.   ACCELERATION.

                        (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of SECTION 11.01 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                        (b) If any other Event of Default has occurred and is continuing, the Noteholders at any time at its or their option, by notice or notices to the Company, declare all the Notes held by the Noteholder given such notice then outstanding to be immediately due and payable.

                        (c) If any Event of Default described in paragraph (a) or (b) of SECTION 11.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                        Upon any Notes becoming due and payable under this
SECTION 11.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

                        SECTION 11.03. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 11.02, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

                        SECTION 11.04. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 13.01, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this ARTICLE XI, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE XII
                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

                        SECTION 12.01. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

                        SECTION 12.02. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form specified herein. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. As a condition of such registration, the Company may require such evidence as it may reasonably request, including an opinion of counsel that any such transfer is exempt from registration under the Securities Act and applicable state securities laws.

                        SECTION 12.03. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholders, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                        SECTION 13.01. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders). The obligations of the Company under this SECTION 13.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

                        SECTION 13.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

                        SECTION 13.03. AMENDMENT AND WAIVER. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of ARTICLES II, III, IV OR V, or any defined term (as it is used therein), will be effective as to the Noteholders unless consented to by the Noteholders in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
ARTICLE XI relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, or (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver consented to as provided in this SECTION 13.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.


                        SECTION 13.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Noteholder, to its address specified for such communications in SCHEDULE A, or at such other address as it shall have specified to the Company in writing, and (ii) if to the Company, to the Company at 9400 N. Broadway, Suite 600, Oklahoma City, Oklahoma 73114, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this SECTION 13.04 will be deemed given only when actually received.

                        SECTION 13.05. LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the highest lawful rate permitted under the laws of the State of Oklahoma (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Transaction Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Transaction Documents by the Company or in any other event, earned interest on the Notes and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Transaction Documents that is in excess of the maximum amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Noteholders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Transaction Documents.

                        SECTION 13.06. INDEMNIFICATION. The Company agrees to indemnify, defend and hold each Noteholders, and their respective officers, employees, agents, directors, partners and shareholders (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby,
(b) the actual or proposed use of the proceeds of the loans contemplated hereby,
(c) any violation by the Company or any of its Subsidiaries of any requirement of law, including but not limited to Environmental Laws, (d) any Noteholders being deemed an operator of any real or personal property of the Company in circumstances in which no Noteholders is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or
(e) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; PROVIDED that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the failure of the Indemnified Person to comply with the terms of this Agreement, gross negligence or willful misconduct of, or willful violation of the Transaction Documents by, such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Company prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this SECTION 13.06, although nothing herein shall give the Company the right to direct, or control any such settlement negotiations or any related lawsuit or proceeding on behalf of such Indemnified Party. The obligations of the Company under this SECTION 13.06 shall survive the termination of this Agreement and repayment of the Notes.

                        SECTION 13.07. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

                        SECTION 13.08. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                        SECTION 13.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                        SECTION 13.10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OKLAHOMA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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                                       22

                        IN WITNESS WHEREOF, the Company and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.


                                    GMX RESOURCES INC.


                                    By: /s/ Ken L. Kenworthy, Sr.
                                        ----------------------------
                                    Name: Ken L. Kenworthy, Sr.
                                    Title: Chief Financial Officer


                                    /s/ Doug Moreland
                                    ---------------------------
                                    DOUG MORELAND


                                    /s/ Patrick Parker
                                    ---------------------------
                                    PATRICK PARKER


                                    /s/ Edwin J. Hagerty
                                    ---------------------------
                                    EDWIN J. HAGERTY



                                    X-MEN, LLC


                                    By: /s/ Gregg Schneider
                                        -----------------------
                                    Name: Gregg Schneider
                                    Title: Member

                                   SCHEDULE A

                       INFORMATION RELATING TO NOTEHOLDERS

                                                                Principal Amount
                                                                    of Notes
Name and Address of Noteholders                                 to be Purchased
-------------------------------                                 ----------------

DOUG MORELAND                                                       $400,000

  (1) All payments by wire transfer of immediately available funds to:



                 with sufficient information
                 to identify the source and
                 application of such funds.

  (2) All notices of payments and written confirmations of such wire transfers and all other communications:

                 1655 East Layton Drive
                 Englewood, Colorado 80113

PATRICK PARKER                                                      $300,000

  (1) All payments by wire transfer of immediately available funds to:



                 with sufficient information
                 to identify the source and
                 application of such funds.

  (2) All notices of payments and written confirmations of such wire transfers and all other communications:

                 101 W. 6th Street, Suite 612
                 Austin, TX 78701


                                   Schedule A

EDWIN J. HAGERTY                                                    $150,000

  (1) All payments by wire transfer of immediately available funds to:



                        with sufficient information
                        to identify the source and
                        application of such funds.

  (2)                   All notices of payments and written
                        confirmations of such wire transfers
                        and all other communications:

                        13355 Noel Road
                        Suite 1400
                        Dallas, TX 75240


X-MEN LLC                                                           $150,000

  (1)                   All payments by wire transfer of
                        immediately available funds to:



                        with sufficient information
                        to identify the source and
                        application of such funds.

  (2)                   All notices of payments and written
                        confirmations of such wire transfers
                        and all other communications:

                        c/o Charter Holdings
                        1845 Woodall Rodgers Freeway
                        Suite 1700
                        Dallas, TX 75201


                                   Schedule A

                                     ANNEX A

                              CERTAIN DEFINED TERMS

            As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

            "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Oklahoma are required or authorized to be closed.

            "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "EBITDA" means, for any given period, the net income of the Company determined in accordance with GAAP for such period, plus cash interest expense, taxes, depreciation, depletion, amortization and any other non-cash expense; provided, however, that EBITDA shall be determined without regard to, and shall not include extraordinary items of gain and/or loss (as such terms are defined by GAAP).

            "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

            "Event of Default" is defined in Section 11.

            "Fixed Charge Ratio" means, for any given period, the ratio of (a) EBIDTA less income tax expense for such period, to (b) Fixed Charges for such period.

                                    Annex A-1

            "Fixed Charges" means, for any period, the sum, without duplication, of (a) cash interest expense for such period, PLUS (b) the aggregate amount payable by the Company during such period for amortization of Indebtedness for money borrowed, including, without duplication, (i) the amount of any required or regularly scheduled payments on account of principal of any Indebtedness for money borrowed, (ii) the amount of required or regularly scheduled payments on account of any sinking, purchase or other analogous fund with respect to any Indebtedness for money borrowed, (iii) the amount payable at the final maturity date of any Indebtedness for money borrowed and, without duplication, (iv) the amount payable on account of Capital Lease obligations, LESS (c), solely for the period ending March 31, 2004, any Indebtedness owed to Local Oklahoma Bank maturing on or before March 31, 2004 the amount, less (d) any non-scheduled payments required to be made in respect of the Senior Debt in order to obtain a waiver from the holder of such Senior Debt of any term of the Senior Debt.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America and as consistently applied by the Company.

            "Governmental Authority"  means

                        (a) the government of

                                    (i) the United States of America or any
State or other political subdivision thereof, or

                                    (ii) any jurisdiction in which the Company
or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                        (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                        (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                        (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                        (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                                    Annex A-2

                        (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

            In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

            "Indebtedness" with respect to any Person means, at any time, without duplication,

                        (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

                        (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                        (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                        (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                        (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                        (f) obligations arising under swaps of such Person; and

                        (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

            Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest

                                    Annex A-3
or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes; provided, however, that events relating solely to the oil and gas industry in general, including price changes, shall not for that reason alone be deemed to have a "Material Adverse Effect.".

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

            "Plan" means an Aemployee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "Required Holders" means the holders of Notes having an aggregate principal balance in excess of 50% of the aggregate principal amount of all of the Notes then outstanding.
            "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Senior Debt" means, without duplication (a) Indebtedness and Obligations in favor of a secured lender whose loans to the Company are expressly senior to the Notes, PROVIDED that "SENIOR DEBT" shall not include Subordinated Debt.

            "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar

                                    Annex A-4
functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "Tangible Net Worth" means, as of any date of determination, the positive excess of (a) the Company's total stockholder's equity, over (b) the sum of (i) all intangible assets of the Company, (ii) all of the Company's prepaid expenses, and (iii) all amounts due to the Company from Affiliates.

            "Total Debt" means all Indebtedness of the Company.

            "Transaction Documents" is defined in Section 4.01(a).

            "Warrant Agreement" is defined in Article III.

            "Warrants" means the common stock purchase warrants issued pursuant to the Warrant Agreement.


                                    Annex A-5

                                                                    EXHIBIT 2.01


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS (THE "STATE LAWS"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE LAWS OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION THEREUNDER.

            THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN AN AGREEMENT (THE "AGREEMENT") DATED AS OF JANUARY 16, 2004, BY THE MAKER AND THE PAYEE OF THIS NOTE IN FAVOR OF LOCAL OKLAHOMA BANK, AS SENIOR LENDER, TO ALL INDEBTEDNESS (INCLUDING INTEREST) AT ANY TIME OWED BY THE MAKER OF THIS NOTE TO SAID SENIOR LENDER, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY SUCH AGREEMENT.

                          SUBORDINATED PROMISSORY NOTE

January 16, 2004                                                  $_____________

                        GMX RESOURCES INC., an Oklahoma corporation (the "Company"), hereby promises to pay to the order of _______________________, a _____________ (together with any subsequent permitted holder or holders of this Note, the "Holder"), the principal amount of ____________________________ AND 00/100 DOLLARS ($___________) (the "Original Principal Amount"), with interest on the unpaid principal balance thereof at the rate of eleven percent (11%) per annum from the date hereof, payable as provided below. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in Section 22.

                        This Subordinated Promissory Note (this "Note") is being delivered by the Company to the Holder pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith, by and among the Company and the noteholders listed on Schedule I attached thereto (the "Note Purchase Agreement"). In the event of any inconsistency between this Note and the Note Purchase Agreement, the Note Purchase Agreement shall control.

      1. PAYMENTS OF PRINCIPAL AND INTEREST.

            1.1 Scheduled Principal Payments; Maturity.

            (a) On January 31, 2005, the Company shall make a principal payment of an amount equal to ten percent (10%) of the Original Principal Amount, together with all accrued but unpaid interest thereon; provided, however, that such principal payment shall be conditioned upon each of the following: (i) the Company shall have notified Senior Lender, at least, three (3) business days prior to making the principal payment; (ii) there is not then existing a Senior Default (as defined in the Subordination Agreement) nor will a Senior Default occur by virtue of the principal payment;

and (iii) the Company will have, at least, $400,000.00 in Adjusted Working Capital at the time of the principal payment; and further provided, however that the Company may delay such principal payment until such time as it has $400,000.00 of Adjusted Working Capital, but no later than January 31, 2007.

            (b) On January 31, 2006, the Company shall make a principal payment of an amount equal to ten percent (10%) of the Original Principal Amount, together with all accrued but unpaid interest thereon; provided, however, that such principal payment shall be conditioned upon each of the following: (i) the Company shall have notified Senior Lender, at least, three (3) business days prior to making the principal payment; (ii) there is not then existing a Senior Default (as defined in the Subordination Agreement) nor will a Senior Default occur by virtue of the principal payment; and (iii) the Company will have, at least, $400,000.00 in Adjusted Working Capital at the time of the principal payment; and further provided, however that the Company may delay such principal payment until such time as it has $400,000.00 of Adjusted Working Capital, but no later than January 31, 2007.

            (c) On January 31, 2007, the entire principal balance of this Note then outstanding, together with all accrued but unpaid interest thereon, and all other Obligations shall be due and payable in full in cash without further notice or demand.

            1.2 Interest Payments. All accrued and unpaid interest shall be due and payable on a monthly basis, on the first Business Day of each month hereafter, commencing on March 1, 2004.

            1.3 Default Interest. Upon the occurrence and during the continuance of (i) an Event of Default, the Interest Rate shall increase to a rate equal to 14.0% per annum (the "Default Rate").

            1.4 Interest Laws. Notwithstanding any provision to the contrary contained in this Note, the Company will not be required to pay, and the Holder will not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (a) the provisions of this subsection will govern and control; (b) the Company will not be obligated to pay any Excess Interest; (c) any Excess Interest that the Holder may have received hereunder will be, at the Holder's option, (i) applied as a credit against the outstanding principal balance of this Note or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the Company, or (iii) any combination of the foregoing; (d) the Interest Rate will be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note will be deemed to have been and will be, reformed and modified to reflect such reduction; and (e) the Company will not have any action against the Holder for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on this Note is calculated at the Maximum Rate rather than the stated Interest Rate under this Note, and thereafter such stated Interest Rate becomes less than the Maximum Rate, the rate of interest payable on this Note will remain at the Maximum Rate until the Holder will have received the amount of interest which the Holder would have received during such period on this Note had the rate of interest not been limited to the Maximum Rate during such period.

      2. PREPAYMENTS. On five (5) Business Days' prior written notice to the Holder, the Company may prepay, without penalty, amounts outstanding under this Note, in whole or in part. All such partial prepayments shall be in the minimum amount of at least $100,000. All prepayment notices shall be irrevocable.

      3. MANNER AND TIME OF PAYMENT; TAXES.

            3.1 Payment in Same Day Funds. All payments by the Company with respect to this Note will be made without deduction, defense, setoff or counterclaim and in same day funds and delivered to the Holder by wire transfer to such account as the Holder may designate from time to time. The Company will receive credit for such funds on the date received if such funds are received by the Holder by 2:00 p.m. (Eastern Standard Time) on such day. In the absence of timely receipt, such funds will be deemed to have been paid by the Company on the next succeeding Business Day.

            3.2 Payment on Non-Business Days. If any payment on this Note will become due on a day that is not a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will in such case be included in computing any interest due in connection with such payment.

            3.3 Taxes. Any and all payments or reimbursements made hereunder will be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, "Tax Liabilities") excluding any required "backup withholding" taxes required by the United States Internal Revenue Code or other taxes imposed on the net income of the Holder by the jurisdiction under the laws of which the Holder is organized or by federal, state or local authorities or any political subdivision of any thereof. If the Company will be required by law to deduct any such amounts from or in respect of any sum payable hereunder to the Holder, then the sum payable hereunder will be increased as may be necessary so that, after making all required deductions, the Holder receives an amount equal to the sum it would have received had no such deductions been made. The Company hereby indemnifies and agrees to hold the Holder harmless from and against all Tax Liabilities.

      4. REPRESENTATIONS AND WARRANTIES. The Company makes the representations and warranties to the Holder as set forth in Article V of the Note Purchase Agreement which are incorporated by reference.

      5. COVENANTS. The Company covenants and agrees that for so long as the Note remains outstanding the Company shall perform and abide by the covenants set forth in Articles IX and X of the Note Purchase Agreement, each of which is incorporated herein by reference for all purposes.

      6. EVENTS OF DEFAULT. The Events of Default the consequences thereof and remedies all as set forth in Section XI of the Note Purchase Agreement shall apply to the Note, each of which is incorporated herein by reference for all purposes.

      7. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if the Company has obtained the prior written consent of the Holder or as otherwise permitted in the Note Purchase Agreement.

      8. NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Notes containing the same terms and conditions and representing in the aggregate the then-outstanding principal amount of this Note, and each of such new Notes will represent such portion of such principal amount as designated by the Holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times new Notes will be issued.

      9. WAIVER OF DEMAND AND NOTICE. The Company hereby waives demand, notice, protest, notice of intent to accelerate, notice of acceleration, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      10. GOVERNING LAW. This Note will be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note will be governed by, the laws of the State of OKLAHOMA, without giving effect to provisions thereof regarding conflict of laws.

      11. CONSENT TO JURISDICTION. Each of the Company and, by its acceptance of this Note, the Holder hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Note may be brought in the courts of the State of Oklahoma, or if it has or can acquire jurisdiction, in the United States District Court located in Oklahoma City, Oklahoma, as such Person bringing such action or proceeding may elect, and each of the Company and, by its acceptance of this Note, the Holder hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Company and, by its acceptance of this Note, the Holder hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Person and agrees not to plead or claim, in any legal action or proceeding with respect to this Note or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Person. Each of the Company and, by its acceptance of this Note, the Holder irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Person, at its address for notices set forth in Section 15 of this Note, such service to become effective ten (10) days after such mailing. Each of the Company and, by its acceptance of this Note, the Holder hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of either the Company or the Holder to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose, except as provided above and shall not be deemed to confer rights on any Person other than the Company and the Holder.

      12. WAIVER OF JURY TRIAL. The Company and, by its acceptance of this Note, the Holder hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any dealings between them relating to the subject matter hereof. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to this Note, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and, by its acceptance of this Note, the Holder acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in delivering and accepting this Note and that each will continue to rely on the waiver in their related future dealings. The Company and the Holder further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver will apply to any subsequent amendments, renewals, supplements or modifications to this Note or to any other documents or agreements relating to the transaction contemplated hereby. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

      13. EXPENSES AND ATTORNEYS' FEES. The Company agrees promptly to reimburse the Holder for all fees, costs and expenses (including reasonable attorneys' fees) incurred by the Holder in any action to enforce this Note or to collect any payments due from the Company under this Note.

      14. INDEMNITY. In addition to the payment of expenses pursuant to Section 13, the Company agrees to indemnify, pay and hold the Holder, and the officers, directors, and Affiliates of the Holder (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee will be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, as a result of the issuance, collection or enforcement of this Note or any other Note Document, the use or intended use of the proceeds of this Note or the exercise of any right or remedy hereunder or under any other Note Document (the "Indemnified Liabilities"); provided that the Company will have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

      15. NOTICES. All notices and other communications given or made pursuant to this Note shall be in writing and deemed to have been duly given or made (i) the second Business Day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (ii) upon delivery, if sent by hand delivery;
(iii) upon delivery, if sent by prepaid courier, with a record of receipt; or
(iv) the
next day after the date of dispatch, if sent by facsimile, telecopy or e-mail (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested or by prepaid courier), to the Company and the Holder at the following addresses:

      (i) if to the Company, to:

            GMX Resources, Inc.
            9400 North Broadway, Suite 600
            Oklahoma City, Oklahoma  73114
            Attention: Ken L. Kenworthy, Sr., Executive Vice President
            Fax: 405-600-0600
            E-Mail: kensr@gmxresources.com

          with a required copy to:

            Michael M. Stewart, Esq.
            Crowe & Dunlevy
            20 North Broadway
            Oklahoma City, Oklahoma 73102
            Fax: 405-272-5238
            E-Mail: stewartm@crowedunlevy.com

      (ii) if to the Holder, to:

            ----------------------------

            ----------------------------

            ----------------------------

          with a required copy to:

            ----------------------------

            ----------------------------

            ----------------------------

Either the Company or the Holder may change the address to which notice to it, or copies thereof, shall be addressed by giving notice thereof to the other in conformity with the foregoing.

      16. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein will survive the execution and delivery of this Note. Notwithstanding anything in this Note or implied by law to the contrary, the agreements of the Company set forth in Sections 3.3, 10, 11, 12, 13 and 14 will survive the payment of this Note.

      17. UNCONDITIONAL OBLIGATIONS; NO SET-OFF. The Company's obligations hereunder are absolute and unconditional and shall not be affected by any circumstance whatsoever, and the

Company hereby agrees to make all payments hereunder in full and when due, whether in respect to principal, interest or any other amount owed by the Company hereunder, without notice, demand, counterclaim, setoff, deduction, defense, abatement, suspension, limitation, deferment, diminution, recoupment or other right that the Company may have against the Holder or any other person or entity (including, without limitation, any of the Company's rights arising under the Note Purchase Agreement or in connection with the transactions contemplated thereby), and the Company hereby waives and agrees not to assert any defense, right of counterclaim, setoff or recoupment, or other right which it may have against the Holder or any other person or entity (including, without limitation, any of the Company's rights arising under the Note Purchase Agreement or in connection with the transactions contemplated thereby).

      18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege. All rights and remedies existing under this Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      19. SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Note, any other Note Document, or the Note Purchase Agreement will not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Note or of such provision or obligation in any other jurisdiction.

      20. HEADINGS. Section and subsection headings in this Note are included herein for convenience of reference only and will not constitute a part of this Note for any other purpose or be given any substantive effect.

      21. DEFINITIONS. The following terms used in this Note will have the following meanings:

"Adjusted Working Capital" shall have the meaning ascribed thereto in Section
3.8 of the Subordination Agreement.
"Affiliate" means any Person (other than the Holder): (a) directly or indirectly controlling, controlled by, or under common control with, the Company; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "Control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.
"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
"Company" has the meaning given that term in the preamble to this Note. "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

"Event of Default" means any of the events set forth in Section 6.1.
"Excess Interest" has the meaning given that term in Section 1.5. "Holder" has the meaning given that term in the preamble to this Note. "Interest Rate" has the meaning given that term herein. "Issuance Date" means the date of this Note. "Maximum Rate" has the meaning given that term in Section 1.5.
"Note" means this Note, as it may be amended, restated, supplemented or otherwise modified from time to time.
"Note Documents" means this Note, the Subordination Agreement, the Warrant, and all other instruments, documents and agreements executed by or on behalf of the Company or any of its Subsidiaries, and delivered concurrently herewith or at any time hereafter to or for the benefit of the Holder in connection with the extension of credit evidenced by this Note, all as amended, restated, supplemented or modified from time to time. "Note Purchase Agreement" has the meaning given that term in the preamble to this Note.
"Obligations" means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to the Holder under the Note Documents, including the unpaid principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable, or any combination thereof, whether before or after the filing of a proceeding under the United States Bankruptcy Code by or against the Company. "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint ventures, associations, trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.
"Senior Debt" shall have the meaning ascribed thereto in the Subordination Agreement. "Senior Lender" shall mean Local Oklahoma Bank, or their successors and assigns.
"Subordination Agreement" has the meaning given that term in the legend set forth on the first page of this Note.
 "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. "Tax Liabilities" has the meaning given that term in
Section 3.3.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

                                             GMX RESOURCES INC.



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


[SEAL]




ATTEST:


By:
    -----------------------------
Name:
     ----------------------------
Title:
       --------------------------